                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-35299, No. 333-35829 and No. 333-58906 on Form S-8, and No. 333-49893 on Form
S-3 of The Neiman Marcus Group, Inc. and subsidiaries of our report, dated September 10, 2001, appearing in the Annual Report on Form 10-K of The Neiman Marcus Group, Inc. for the year ended July 28, 2001.


/s/DELOITTE & TOUCHE LLP
New York, New York
October 24, 2001